Exhibit 99.1

ATLAS LITHIUM RECOGNIZED FOR ITS PLANT DESIGN

BOCA RATON, Florida — (August 27, 2024) – Atlas Lithium Corporation (NASDAQ: ATLX) (“Atlas Lithium” or “Company”), a leading lithium exploration and development company, is pleased to announce that its spodumene concentrate plant design has been selected as a finalist for a November 14, 2024 contest, organized by a non-profit civil society organization in the state of Minas Gerais, to recognize environmentally-sustainable approaches in the industry. The Company’s plant design is both compact and modular, with its weight, physical footprint, and water usage expected to be significantly lower than those of traditional plants.

“Atlas Lithium’s modular plant represents an exciting refinement and optimization of dense media separation (DMS) technology as applied to lithium processing,” said Raimundo Almeida Jr., Atlas Lithium’s Vice President of Lithium Processing. “Its reduced height, weight, and overall physical footprint will make it an environmentally friendly design that maximizes water recycling. We believe that it will use the lowest amount of water of any other lithium plant currently operational. Its modular design also significantly reduces its physical footprint compared to traditional designs.”

Atlas Lithium’s modular DMS lithium processing plant is entering the final phase of fabrication for its remaining components. Currently, 48 out of over 100 expected containers are ready and awaiting shipment from South Africa, where manufacturing took place, to the Company’s Neves Project site in Brazil.

In other news, the Company is progressing in discussions with U.S. government officials focused on critical minerals. On July 18, 2024, Atlas Lithium hosted a high-ranking delegation of U.S. diplomats at its office in Belo Horizonte, Brazil. Such delegation was headed by U.S. Assistant Secretary of State Geoffrey Pyatt, the lead U.S. envoy on critical minerals. More recently, on August 23, 2024, U.S. Ambassador Elizabeth Frawley Bagley hosted Marc Fogassa, the Company’s CEO and Chairman, for a meeting at the U.S. Embassy in Brasilia, the capital of Brazil.

As a demonstration of Atlas Lithium’s contributions to the community, on August 22, 2024, Mr. Fogassa received the title of Honorary Citizen of Belo Horizonte, the capital of the state of Minas Gerais. Such honor was bestowed on him by a vote of the City Council of Belo Horizonte in recognition of his work towards the progress of the city and the state. At the event, Mr. Fernando Passalio, Secretary for Economic Development of Minas Gerais, spoke about the importance of private sector initiatives in advancing the city and state’s progress, and Atlas Lithium was acknowledged for its role in these efforts.

About Atlas Lithium Corporation

Atlas Lithium Corporation (NASDAQ: ATLX) is focused on advancing and developing its 100%-owned hard-rock lithium project in the state of Minas Gerais. In addition, Atlas Lithium has 100% ownership of mineral rights for other battery and critical metals including nickel, rare earths, titanium, graphite, and copper. The Company also owns equity stakes in Apollo Resources Corp. (private company; iron) and Jupiter Gold Corp. (OTCQB: JUPGF) (gold and quartzite).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are based upon the current plans, estimates and projections of Atlas Lithium and its subsidiaries and are subject to inherent risks and uncertainties which could cause actual results to differ from the forward- looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of production, reserves, sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in Brazil, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: results from ongoing geotechnical analysis of projects; business conditions in Brazil; general economic conditions, geopolitical events, and regulatory changes; availability of capital; Atlas Lithium’s ability to maintain its competitive position; manipulative attempts by short sellers to drive down our stock price; and dependence on key management.

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Additional risks related to the Company and its subsidiaries are more fully discussed in the section entitled “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2024. Please also refer to the Company’s other filings with the SEC, all of which are available at www.sec.gov. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements.

Investor Relations:

Gary Guyton

Vice President, Investor Relations

+1 (833) 661-7900

gary.guyton@atlas-lithium.com

https://www.atlas-lithium.com/

@Atlas_Lithium

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